EXHIBIT 24.1

February 22, 2005

M. Michele Burns

Daniel Streek

1155 Perimeter Center West	1155 Perimeter Center West
Atlanta, Georgia 30338	Atlanta, Georgia 30338

Dear Ms. Burns and Mr. Streek:

Mirant Corporation (the “Company”) proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, its Annual Report on Form 10-K for the year ended December 31, 2004.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint M. Michele Burns and Daniel Streek our true and lawful Attorneys for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, and any appropriate amendment or amendments thereto and any necessary exhibits.

Yours very truly,

MIRANT CORPORATION

By	/s/ Marce Fuller
S. Marce Fuller
President and Chief Executive Officer

By	/s/ A. D. Correll

A. D. Correll

By	/s/ A. W. Dahlberg

A.  W. Dahlberg

By	/s/ Stuart E. Eizenstat

Stuart E. Eizenstat

By	/s/ David J. Lesar

David J. Lesar

By	/s/ Robert F. McCullough

Robert F. McCullough

By	/s/ James F. McDonald

James F. McDonald

By	/s/ Ray M. Robinson

Ray M. Robinson